Exhibit 99.1

Gemini Therapeutics Appoints Samuel Barone, M.D., as Chief Medical Officer

CAMBRIDGE, Mass. – April 12, 2021 – Gemini Therapeutics, Inc. (Nasdaq: GMTX), a clinical stage precision medicine company developing innovative treatments for genetically defined age-related macular degeneration (AMD) and linked ocular disorders, today announced the appointment of Samuel Barone, M.D., as Gemini’s Chief Medical Officer, effective immediately.

“We are thrilled to welcome Sam to Gemini as Chief Medical Officer, where he will bring his expertise as a board-certified ophthalmologist specializing in the treatment of retinal and macular diseases,” said Jason Meyenburg, Chief Executive Officer of Gemini Therapeutics. “As we continue to advance our clinical pipeline, we will benefit tremendously from his two-plus decades of clinical and development experience, as well as his deep understanding of the regulatory landscape, and skills as a vitreoretinal surgeon.”

Dr. Barone joins Gemini Therapeutics after most recently serving as co-Founder, Manager and Chief Medical Officer of Halodine, LLC, a company spun out of Veloce BioPharma. Prior, he held the role of Chief Medical Officer of Veloce BioPharma. Dr. Barone previously served as Senior Vice President at Adverum Biotechnologies (formerly Avalanche Biotechnologies). While at Avalanche Biotechnologies, Dr. Barone served as Chief Medical Officer. Before joining Avalanche Biotechnologies, Dr. Barone served as a Medical Officer in the Office of Cellular, Tissue and Gene Therapies at the U.S. Food and Drug Administration (FDA).

Dr. Barone received his B.S. in biology from Boston College and his M.D. from the Pennsylvania State University College of Medicine. After obtaining his medical degree, Dr. Barone served as a flight surgeon in the United States Air Force serving active duty at Andrews Air Force Base and at bases in Korea, Afghanistan, and Iraq for which he received several military honors. Following his military service, Dr. Barone completed a residency in ophthalmology at the New York Eye and Ear Infirmary, where he served as Chief Resident, as well as a medical and surgical retina fellowship at the University of California, San Diego.

Dr. Barone is succeeding Marc E. Uknis, M.D., F.A.C.S., who will be pursuing other opportunities. Marc will continue to contribute to Gemini in an advisory role. “We extend our gratitude to Dr. Uknis for the pivotal role he played in advancing GEM103 into clinical development and helping transform Gemini into a publicly traded precision medicine company with a promising clinical pipeline,” continued Mr. Meyenburg.

About Gemini Therapeutics

Gemini Therapeutics is a clinical stage precision medicine company developing novel therapeutic compounds to treat genetically defined age-related macular degeneration (AMD). Gemini’s lead candidate, GEM103, is a recombinant form of the human complement factor H protein (CFH), designed to address both complement hyperactivity and restore retinal health in patients with AMD. GEM103 is currently in a Phase 2a trial in dry AMD patients with a CFH risk variant. The company has generated a rich pipeline including recombinant proteins, gene therapies, and monoclonal antibodies.

For more information, visit www.geminitherapeutics.com.

Gemini’s Forward-Looking Statements

Certain statements in this press release and the information incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the success, cost and timing of our product development activities and clinical trials, including our estimates regarding when data will be reported from ongoing clinical trials and the timing to commence future clinical trials, the potential attributes and benefits of our product candidates, including GEM103, our ability to obtain and maintain regulatory approval for our product candidates, our projected cash runway and our ability to obtain funding for our operations when needed. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the final proxy/prospectus for our recently completed business combination, and those that are included in any of our future filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that we consider immaterial, or which are unknown. It is not possible to predict or identify all such risks. Our forward-looking statements only speak as of the date they are made, and we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Argot Partners

Sherri Spear

212-600-1902

gemini@argotpartners.com

Media Contact:

Argot Partners

Joshua Mansbach

212-600-1902

gemini@argotpartners.com